UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 3, 2012

Assisted Living Concepts, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 257-8888

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 3, 2012, Assisted Living Concepts, Inc. (the “Company”) held a conference call to discuss its financial results for the second quarter of 2012. During the question and answer session of the call, a participant inquired about the Company’s expectation regarding future financial impacts of increased staffing. After further consideration, the Company estimates that the hiring of approximately 800 additional employees will increase operating expenses from the second quarter of 2012 to the third quarter of 2012 by approximately $5 to $6 million.

Statements contained in this filing other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, including management’s expectations are forward-looking statements. Forward-looking statements generally include words such as “expect,” “point toward,” “intend,” “will,” ”indicate,” “anticipate,” “believe,” “estimate,” “plan,” “strategy” or “objective.” Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition to the risks and uncertainties referred to in the release, other risks and uncertainties are contained in ALC’s filings with United States Securities and Exchange Commission. All forward looking statements contained in this report are estimates reflecting the best judgment of the party making such statements based upon current information. ALC assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 6, 2012

By:	/s/ John Buono
John Buono
Senior Vice President,
Chief Financial Officer & Treasurer